                                                                Exhibit 10.21


                                                                  Execution Copy


                        PREFERRED STOCKHOLDERS AGREEMENT

          PREFERRED STOCKHOLDERS AGREEMENT, dated March 14, 2001 (the "Agreement"), by and among Court Square Capital Limited, a Delaware corporation ("Court Square"), World Equity Partners, L.P., a Delaware limited partnership ("WEP"), DRI Group LLC, a Delaware limited liability company ("DRI Group"), the individuals listed on the signature pages hereto as "Continuing Investors" (the "Continuing Investors"), the individuals listed on the signature pages hereto as "Management Investors" and certain other Management Investors who are offered the opportunity to join in this Agreement by Delco Remy International, Inc., a Delaware corporation (the "Company"), and who execute a joinder to this Agreement (the "Management Investors"). As used herein, Court Square, WEP and DRI Group are sometimes referred to hereinafter individually as an "Institutional Investor"; Court Square, WEP, DRI Group, the Continuing Investors and the Management Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                  Background
                                  ----------

          A. Court Square, DRI Acquisition LLC, a Delaware limited liability company ("DLLC") and the Company are parties to an Agreement and Plan of Merger dated as of February 7, 2001, as amended (the "Merger Agreement") pursuant to which DLLC (or a successor corporation) will merge with and into the Company (the "Merger") with the Company being the surviving corporation and the Company will amend and restate its Certificate of Incorporation. The amended and restated Certificate of Incorporation of the Company will provide for Class A Common Stock, par value $.001 per share ("Class A Common Stock"), Class B Common Stock, par value $.001 per share ("Class B Common Stock"), Class C Common Stock, par value $.001 per share ("Class C Common Stock") and 12% Series A Cumulative Preferred Stock, par value $.01 per share (the "Preferred Stock").

          B. Pursuant to the Securities Transfer, Recapitalization and Holders Agreement, dated as of even date herewith, among the Company, Court Square, WEP, DRI Group, the Continuing Investors and the Management Investors (the "Securities Transfer, Recapitalization and Holders Agreement"), (i) DRI Group, the Continuing Investors and the Management Investors of the Company will have exchanged certain shares of the Company's Class A Common Stock held by them prior to the Merger for, and/or purchased, Class B Common Stock and Preferred Stock, and (ii) Court Square will have exchanged certain shares of Class A Common Stock and Class B Common Stock held by it prior to the Merger for Class B Common Stock, Class C Common Stock and Preferred Stock. As a consequence of these exchanges and purchases, Court Square, DRI Group, the Continuing Investors and the Management Investors hold the number of shares of Preferred Stock set forth opposite their respective names on Schedule III hereto. For purposes hereof, the term "Common Stock" includes Class A Common Stock, Class B Common Stock and Class C Common Stock and the term "Shares" includes the shares of the Common Stock and the shares of Preferred Stock.

          C. Pursuant to the Securities Transfer, Recapitalization and Holders Agreement, WEP will have exchanged its existing warrant currently exercisable for 1,680,000 shares of Class A Common Stock pursuant to a Warrant Agreement dated July 31, 1994 between the Company and WEP for a new warrant (the "Warrant") exercisable for a certain number of shares of Class B Common Stock and Preferred Stock.

          D. As used herein, the term "Securities" shall mean Preferred Stock and the Warrant (including any shares of Preferred Stock to be issued upon exercise thereof) held by any party hereto, including shares of the Preferred Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Preferred Stock or the Warrant, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

          E. Pursuant to the Securities Transfer, Recapitalization and Holders Agreement, the Investors and the Company set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Common Stock and the Preferred Stock.

          F. The Investors wish to set forth herein certain additional agreements regarding their future relationships and their rights and obligations with respect to the Preferred Stock.


                                     Terms
                                     -----

          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

          1.1. Tag-Along Rights.
               ----------------

          (a) After the Merger and on or after the "Tag-Along Date" (as hereinafter defined), except as otherwise provided in Section 1.1(e), no "Seller" (as hereinafter defined) shall sell any Preferred Stock in any transaction or series of related transactions to any person or entity that is not an Affiliate of such Seller unless all "Holders" (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro rata basis (calculated based on the number of shares of Preferred Stock of a Holder divided by the number of shares of Preferred Stock held by all Investors and their Permitted Transferees) and on identical terms (including price and type of consideration paid). If any Holder elects not to participate in full or in part on a pro rata basis, the Seller may increase the number of shares sold by it by the number of shares any such Holder elects not include pursuant to the terms hereof. As used in this Section 1.1, "Tag-Along Date" means, as to each Seller, the date on which such Seller and its Affiliates own, or would own as a result of a sale of its Securities, less than 40% of the outstanding Preferred Stock of the Company; "Seller" shall mean the Institutional Investors and their respective Affiliates; and "Holders" shall mean the Investors (other than the Sellers) and their Permitted Transferees.

          (b) Prior to any sale of Preferred Stock subject to these provisions, the Seller shall, or shall request the Company to, notify the Holders in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (i) the number of shares of Preferred Stock subject to the proposed sale; (ii) the name and address of the proposed purchaser; and (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within 15 days of the date the Seller mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of shares of Preferred Stock that the Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Preferred Stock on terms and conditions no more favorable than those stated in the Tag-Along Notice and in accordance with the provisions of this Section 1.1.

          (c) Notwithstanding anything herein to the contrary in this Agreement, a Seller may make any of the following sales without offering the Holders the opportunity to participate: (i) sales by a Seller to any Permitted Transferee; provided that the proposed purchaser agrees in writing to be bound by the provisions of this Agreement and (ii) sales pursuant to Section 1.2 hereof. Any purported transfer or sale of any Securities shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company unless such transfer or sale is permitted under this Agreement and under the Securities Transfer, Recapitalization and Holders Agreement and such transferee agrees to execute a joinder to this Agreement in the form attached hereto as Exhibit A.

          (d) Each Investor acknowledges for itself and its transferees that each Institutional Investor may grant in the future tag-along rights to other holders of Preferred Stock and such holders will (i) have substantially the same opportunity to participate in sales by such Institutional Investor as provided to the parties hereto, and (ii) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

          (e) The tag-along obligations of Sellers and the rights of the Holders with respect thereto provided under this Section 1.1 shall terminate upon the earlier of (i) the consummation of a Public Offering (as defined herein) and (ii) as to each Institutional Investor, the day after the date on which such Institutional Investor and its Affiliates own less than 10% of the Shares.

          (f) (i) Notwithstanding the requirements of this Section 1.1, a Seller may sell Preferred Stock as any time without complying with the requirements of Section 1.1(b) so long as the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount." The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 1.1(b) and (B) proposed to include all of its shares of Preferred Stock in the sale.

               (ii) No later than 5 business days after the date of the sale, the Seller shall, or shall cause the Company to, notify the Holders in writing of the sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account.

               (iii) A Holder may exercise the tag-along right by delivery to the Seller, within 15 days of the date the Seller mailed or caused to be mailed the Escrow Notice, of (A) a written notice specifying the number of shares of Preferred Stock it proposes to sell, and (B) the certificates for such Preferred Stock, with stock powers duly endorsed in blank.

               (iv) Promptly after the expiration of the 15/th/ day after the Seller has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of shares of Preferred Stock as Seller would have been required to include in the sale had Seller complied with the provisions of
Section 1.1(b), (B) all shares of Preferred Stock not required to be purchased by Seller shall be returned to the Holders thereof, and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the shares of Preferred Stock tendered by paying to the Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

          (g)  Each Holder that exercises it tag-along rights pursuant to this
Section 1.1 shall, at the request of Seller and without further cost and expense to Seller, execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate the proposed sale of Preferred Stock by Seller and the Holders which have exercised their tag-along rights pursuant to this Section 1.1.

          1.2. Take-Along Rights.
               -----------------

          (a) If the Board of Directors of the Company and the holders of at least fifty percent (50%) of the outstanding Common Stock held by the Investors and their Permitted Transferees approve the sale of the Company to a person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock) (an "Approved Sale"), and if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Holder's Preferred Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. Each Holder will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

          (b) Each Holder shall, in connection with a sale of its Preferred Stock pursuant to Section 1.2(a), at the request of Seller and without further cost and expense to Seller, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested to consummate the proposed sale of Preferred Stock by Seller and the Holders pursuant to this Section 1.2. Each Investor and its Permitted Transferees will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of its Preferred Stock pursuant to an Approved Sale to the extent such costs are incurred directly in connection with such Approved Sale and are not paid by the Company. Costs incurred by any Investor or its Permitted Transferees on their own behalf will not be considered costs of the transaction hereunder.

          (c) The obligations of each of the Investors with respect to the Approved Sale of the Company are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Preferred Stock, or if any holder of Preferred Stock is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option; and (ii) the terms of sale shall not include any indemnification, guaranty or the similar undertaking of the Investor (other than undertakings of Management Investors in respect of continued employment) that (A) is not made or given pro rata with other Investors on the basis of share ownership or (B) could result in liability to such Investor that is in excess of the fair market value of the consideration to be received by such Investor in the Approved Sale.

          1.3. Purchaser Representative.  In the event of any negotiation or
               ------------------------
transaction to which Section 1.1 or 1.2 of this Agreement may be applicable and for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") may be available (including a merger, consolidation or other reorganization), each Investor will, at the request of Court Square, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to Court Square. Each Investor will be responsible for the fees of the purchaser representative so appointed.

                                  ARTICLE II

                                 MISCELLANEOUS
                                 -------------

          2.1. Definitions.
               -----------

          (a)  "Affiliate" means, with respect to any person or entity, any
                ---------
other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

          (b)  "Permitted Transferee" means:
                --------------------

               (i) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, his spouse or children or grandchildren (in each case, natural or adopted), any trust for his benefit or the benefit of his spouse or children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Investor or Permitted Transferee or his spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the benefit of such persons);

               (ii) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Investor or Permitted Transferee or upon the incompetency or disability of such Investor or Permitted Transferee for purposes of the protection and management of his assets;

               (iii) in the case of an Investor or Permitted Transferee who is not a natural person, any Affiliate of such Investor;

               (iv) in the case of any Investor or Permitted Transferee, any person or other entity if such person or other entity takes such Securities pursuant to a sale in connection with a public offering under the Securities Act or following a public offering in open market transactions or under Rule 144 under the Securities Act;

               (v)   in the case of Court Square or its Permitted Transferees,
(A) Court Square or any of its Affiliates, (B) any limited partnership, limited liability company or other investment vehicle that is sponsored or managed (whether through the ownership of securities having a majority of the of the voting power, as a general partner or through the management of investments) by Court Square or its Affiliates or by present or former employees of Court Square or its Affiliates, (C) any present or former managing director, general partner, director, limited partner, officer or employee of any entity described in clause
(A) or (B) immediately above, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, trustee or beneficiary of any of the foregoing persons described in this clause (C) or (D) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, include the persons or entities described in this subsection (v);

               (vi) in the case of WEP or DRI Group, a distribution of Securities to its limited partners or members, as applicable; and

               (vii) in the case of a Continuing Investor as of the original date of this Agreement, the Company for exchange for other Securities of the Company, but only to the extent of a maximum aggregate amount of Securities to be exchanged of $500,000.

          (c)  "Public Offering" means a successfully completed firm commitment
                ---------------
underwritten public offering pursuant to an effective registration statement under the Securities Act (other than (i) a Special Registration Statement or (2) a registration statement relating to a Unit Offering) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $20,000,000, net of underwriting discounts and commissions.

          (d)  "Special Registration Statement" means (i) a registration
                ------------------------------
statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering; and

          (e)  "Unit Offering" means a Public Offering of a combination of debt
                -------------
and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

          2.2. Amendment and Modification. This Agreement may be amended or
               --------------------------
modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (a) Court Square (so long as Court Square owns in the aggregate at least 10% of the outstanding Preferred Stock on a fully diluted basis) or, if Court Square no longer owns 10% of the outstanding Preferred Stock on a fully diluted basis, the Permitted Transferee of Court Square holding a majority of the shares of Preferred Stock previously held by Court Square (so long as such Permitted Transferee owns in the aggregate at least 10% of the outstanding Preferred Stock on a fully diluted basis), and (b) the holders of a majority of the outstanding Preferred Stock on a fully diluted basis owned by the Investors and their Permitted Transferees. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          2.3. Survival of Representations and Warranties.  All representations,
               ------------------------------------------
warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

          2.4. Successors and Assigns; Entire Agreement. This Agreement and all
               ----------------------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

          2.5. Separability. In the event that any provision of this Agreement
               ------------
or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          2.6. Notices. All notices provided for or permitted hereunder shall be
               -------
made in writing by hand-delivery, registered or certified first-class mail, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

          If to Court Square, to:

          Court Square Capital Limited
          399 Park Avenue - 14/th/ Floor
          New York, NY  10043
          Attention:  Michael A. Delaney
          Facsimile:  212.888.2940

          with a required copy to:

          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA  19103
          Attention:  G. Daniel O'Donnell, Esquire
          Facsimile:  215.994.2222

          If to WEP, to:

          World Equity Partners, L.P.
          399 Park Avenue
          New York, NY 10043
          Attention:  Byron L. Knief
          Facsimile:  212.888.2940

          With a required copy to:

          Kirkland & Ellis
          153 East 53rd Street
          New York, NY 10022-4675
          Attention:  Eunu Chun, Esquire
          Facsimile:  212.446.4900

          If to the Company to:

          Delco Remy International, Inc.
          2902 Enterprise Drive
          Anderson, IN 46013
          Attention:  Thomas J. Snyder, President
          Facsimile: (765) 778-6760

          With a required copy to:

          Delco Remy International, Inc.

          2902 Enterprise Drive
          Anderson, IN 46013
          Attention:  General Counsel
          Facsimile: (765) 778-6760

          If to the Continuing Investors, the Management Investors, the Holders or any of them, to their addresses as listed in the books of the Company.

          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          2.7.  Governing Law. The validity, performance, construction and
                -------------
effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

          2.8.  Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          2.9.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          2.10. Further Assurances. Each party shall cooperate and take such
                ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          2.11. Remedies. In the event of a breach or a threatened breach by any
                --------
party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          2.12. Party No Longer Owning Securities. If a party hereto ceases to
                ---------------------------------
own any Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement.

          2.13. No Effect on Employment. Nothing herein contained shall confer
                -----------------------
on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

          2.14. Pronouns. Whenever the context may require, any pronouns used
                --------
herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        DELCO REMY INTERNATIONAL, INC.



                                        By: /s/ Thomas J. Snyder
                                           -------------------------------------
                                           Name: Thomas J. Snyder
                                           Title: President


                                        COURT SQUARE CAPITAL LIMITED



                                        By: /s/ Michael A. Delaney
                                           -------------------------------------
                                           Name: Michael A. Delaney
                                           Title: Vice President


                                        DRI GROUP LLC


                                        By: /s/ Richard M. Cashin, Jr.
                                           -------------------------------------
                                           Name: Richard M. Cashin, Jr.
                                           Title: Sole Manager and Member


                                        WORLD EQUITY PARTNERS, L.P.

                                        By:_______________________________
                                        Its:______________________________


                                        By: /s/ Byron L. Knief
                                           -------------------------------------
                                           Name: Byron L. Knief
                                           Title:

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                        MANAGEMENT INVESTORS:

                                        /s/ Thomas J. Snyder
                                        ________________________________________
                                        Thomas J. Snyder

                                        /s/ J. Timothy Gargaro
                                        ________________________________________
                                        J. Timothy Gargaro

                                        /s/ Joseph P. Felicelli
                                        ________________________________________
                                        Joseph P. Felicelli

                                        /s/ Richard L. Stanley
                                        ________________________________________
                                        Richard L. Stanley

                                        /s/ Susan E. Goldy
                                        ________________________________________
                                        Susan E. Goldy

                                        /s/ Roderick English
                                        ________________________________________
                                        Roderick English

                                        /s/ Patrick C. Mobouck
                                        ________________________________________
                                        Patrick C. Mobouck

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        MANAGEMENT INVESTORS:

                                        /s/ Richard Keister
                                        ----------------------------------------
                                        Richard Keister



                                        DAISY FARM LIMITED PARTNERSHIP


                                        By: /s/ Thomas J. Snyder
                                           -------------------------------------
                                           Name: Thomas J. Snyder
                                           Title: General Partner


                                        /s/ Sandra M. Stanley
                                        ----------------------------------------
                                        Sandra M. Stanley

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                       CONTINUING INVESTORS:

                                       JAMES R. GERRITY LIVING TRUST DATED
                                       MARCH 6, 1990



                                       By: /s/ James R. Gerrity
                                           --------------------------------
                                           Name: James R. Gerrity
                                           Title: Trustee


                                       SUSAN GERRITY LIVING TRUST DATED
                                       MARCH 6, 1990


                                       By: /s/ Susan Gerrity
                                           ----------------------------------
                                           Name: Susan Gerrity
                                           Title: Trustee